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                                                                 EXHIBIT 3(i)(a)


                RESTATED AND AMENDED ARTICLES OF INCORPORATION

                                      OF

                              MILLENIA CORPORATION
                        (Formerly Waco Holding Company)


The undersigned officers of Millenia Corporation, formerly Waco Holding
Company, a Nevada corporation (hereinafter referred to as the "Corporation", desiring to amend and restate in their entirety the articles of incorporation of the Corporation in accordance with the laws of the state of Nevada, do hereby sign, verify, and deliver, in duplicate, to the Secretary of State of the state of Nevada these Restated Articles of Incorporation of the Corporation, which have been adopted by the board of directors and by the shareholders, and which shall supersede the original articles of incorporation and all amendments thereto.


                                   ARTICLE I

                                     NAME

The name of the Corporation shall be: Millenia Corporation


                                  ARTICLE II

                              PERIOD OF DURATION


The Corporation shall continue in existence perpetually unless sooner dissolved according to law.



                                  ARTICLE III

                              PURPOSES AND POWERS

The Corporation is organized for the following purpose or purposes:

To engage in any lawful act or activity for which a corporation may be organized under the laws of the state of Nevada and to exercise all powers permitted thereby.


                                  ARTICLE IV

                               AUTHORIZED SHARES

The Corporation shall have authority to issue a total of 50,000,000 shares, consisting of 10,000,000 shares of preferred stock, par value $0.001 per share (hereinafter the "Preferred Stock"), and 40,000,000 shares of common stock, par value $0.001 per share (hereinafter the "Common Stock"). The powers, preferences, and rights and the
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         series to be issued by reason of any increase of the authorized capital stock of the Corporation or of any class or series, or bonds, certificates of indebtedness, debentures, or other securities convertible into or exchangeable for stock, or carrying any rights to purchase shares of any class or series, but any such unissued stock, series of stock, or securities convertible into or exchangeable for stock or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the board of directors to such persons, firms, or others and on such terms as may be deemed advisable by the board of directors in its sole discretion;

         (ii) The holders of Common Stock and Preferred Stock shall not have the right to cumulate their votes for the election of directors or for any other purpose; and

         (iii) No shareholder shall have the right to demand payment for his shares in the event of a control share acquisition as provided in the Control Shares Acquisition Act, as it may from time to time be amended or any successor provision thereto, which Act shall not be applicable to the Corporation.

                                   ARTICLE V

               TRANSACTIONS WITH INTERESTED DIRECTORS OR OFFICERS

No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any corporation, firm or association in which one or more of its directors or officers are directors or officers of are financially interested, is either void or voidable solely for this reason or solely because any such director or officer is present at the meeting of the board of directors or a committee thereof which authorizes or approves the contract or transaction, or because the vote or votes of common or interested directors are counted for such purpose, if the circumstances specified in any of the following paragraphs exist:

    (a) The fact that the common directorship or financial interest is disclosed or known to the board of directors or committee and noted in the minutes, and the board or committee authorizes, approves, or ratifies the contract or transaction in good faith by vote sufficient for the purpose without counting the vote or votes of such common or interested director or directors;

    (b) The fact of the common directorship or financial interest is disclosed or known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote or written consent of stockholders holding a majority of the shares entitled to vote; the votes of the common or interested directors or officers shall be counted in any such vote of stockholders; or
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qualifications, limitations, or restrictions thereof, of the shares of stock of each class which the Corporation shall be authorized to issue are as follows:

      (a) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the board of directors. Such shares of Preferred Stock may, at the discretion of the board of directors, be entitled to cumulative, noncumulative, or partially cumulative dividends; shall have a preference over Common Stock in the payment of dividends; shall have a preference in assets of the Corporation over Common Stock on the voluntary or involuntary liquidation of the Corporation; and shall be convertible into shares of any other series of Preferred Stock or into shares of Common Stock in such manner as the board of directors shall determine. Each series shall be distinctly designated so as to distinguish the shares thereof from all other series of classes. All shares of any one series of the Preferred Stock shall be alike in every particular. The rights of each such series and the qualifications, limitations, or restrictions thereon, if any, may differ from those of any and all other series at any time outstanding, subject to the limitations set forth in this paragraph. No series of Preferred Stock shall be entitled to vote as a class or otherwise on matters voted on by the shareholders of the Corporation, except to the extent designated by the board of directors or on those matters on which the consent of the holders of the Preferred Stock is specifically required by the provisions of the Utah Business Corporation Act, as now existing or as hereafter amended. Subject to the provisions of this paragraph, the board of directors of this Corporation is hereby expressly granted authority to fix, by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designations, rights, preferences, qualifications, limitations, and restrictions, if any, of such series, as set forth below:

          (i) The rate and times at which, and the terms and conditions on which, dividends, if any, on the shares of the series shall be paid and the preferences, if any, over any other series as to the payment of dividends;

          (ii) Whether shares of the series shall be subject to redemption, and the redemption price or prices, including, without limitation, a redemption price or prices payable in shares of Common Stock, cash, or other property and the time or times at which, and the terms and conditions on which, shares of the series may be redeemed;

          (iii) The rights and preferences of the holders of the shares in the series in the assets of the Corporation over any other classes, if any, on involuntary liquidation of this Corporation;

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          (iv) The terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

          (v) The right, if any, of the holders of the shares of the same series to convert the same into, or exchange the same for, any other class or classes of stock of this Corporation (except a class having prior or superior rights and preferences as to dividends or distribution of assets on liquidation) and the terms and conditions of such conversion or exchange.

     The distinctive designation of the relative rights and preferences of the shares of any series and the number of shares of Preferred Stock that shall constitute the series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof outstanding) from time to time, shall be fixed and determined by action of the board of directors.

     (b) Common Stock. The Common Stock of the Corporation shall be nonassessable and shall have the following powers, preferences, rights, qualifications, limitations, and restrictions:

          (i) After the requirements with respect to preferential dividends of Preferred Stock, if any, shall have been met and after this Corporation shall comply with the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be affixed in accordance with the provisions hereof, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors; and

          (ii) After distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Stock in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of this Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each.

     (c)  Other Provisions.

          (i) No holder of any of the shares of a class or series of stock or of options, warrants, or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any pre-emptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or
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     (c) The contract or transaction is fair as to the Corporation at the time it is authorized or approved.

                                   ARTICLE VI

                            LIMITATION ON LIABILITY

     (a) The Corporation shall indemnify each director and officer of the Corporation and his or her respective heirs, administrators, and executors against all liabilities and expenses reasonably incurred in connection with any action, suit, or proceeding to which he or she may be made a party by reason of the fact that he or she is or was a director or officer of the Corporation, to the full extent permitted by the laws of the state of Nevada now existing or as such laws may hereafter be amended. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

     (b) The Corporation may, at the discretion of the board of directors, indemnify any person who is or was a party or is threatened to be made party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such a person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which the action or suit was brought shall determine on the application that despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
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                                  ARTICLE VII

                              BOARD OF DIRECTORS

The business and affairs of the Corporation shall be managed and controlled by or under the direction of a board of directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by these Articles of Incorporation directed or required to be exercised or done by the stockholders of the Corporation.

     (a) Vacancies. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office though less than a quorum, and each director so chosen shall hold office for the unexpired term to which elected and until his or her successor is elected and qualified or until his or her earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by law.

     (b) Removal. At a meeting of stockholders called expressly for that purpose, one or more members of the board (including the entire board) may be removed, with or without cause, by the holders of two-thirds of the shares then entitled to vote at an election of directors.

     (c) Number. The number of the board of directors shall not be less than two or more than nine. The exact number of the directors shall be fixed from time to time only by the vote of the majority of the entire board of directors. No decrease in the number of directors shall shorten the term of any incumbent director.

     (d) Limitation on Liability. A director or officer of the Corporation shall have no liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages resulting from (i) acts or omissions which involve intentional misconduct, fraud, or knowing violation of law, or (ii) the payment of dividends in violation of the provisions of section 78.300 of the Nevada Revised Statutes, as it may be amended from time to time, or any successor statute thereto.


                                  ARTICLE VIII

                          RIGHT TO ACQUIRE OWN SHARES


The Corporation shall have the right to redeem, purchase, take, receive, or otherwise acquire, hold, own, pledge, transfer, or otherwise dispose of its own shares to the extent of unreserved and unrestricted capital surplus available therefor.
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                                   ARTICLE IX

                          MEETINGS OF THE STOCKHOLDERS

Subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the board of directors pursuant to a resolution duly adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies. At any annual meeting or special meeting of stockholders of the Corporation, only such business shall be conducted as shall have been brought before such meeting in the manner provided by the bylaws of the Corporation.

                                   ARTICLE X

                        ADOPTION OR AMENDMENT OF BYLAWS

The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the shareholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with the laws of the State of Nevada, as now existing or as hereafter amended, or these Articles of Incorporation.

                                   ARTICLE XI

                        CONTROL SHARES ACQUISITIONS ACT

The Corporation elects not to be governed by the Control Shares Acquisitions Act or any successor provision of the Utah Business Corporation Act.

                                  ARTICLE XII

                     REGISTERED OFFICE AND REGISTERED AGENT

The address of the Corporation's registered office in the state of Nevada is 3631 Seneca Lane Las Vegas, Nevada 89109. The name of its registered agent at such registered office is Jo Ann Ellsworth. Either the registered office or the registered agent may be changed in the manner provided for by law.

                                  ARTICLE XIII

                           INITIAL BOARD OF DIRECTORS

The governing board of the Corporation shall be known as the board of directors, and the number of directors comprising the board of directors shall be fixed by the bylaws of the Corporation, provided that the number of directors shall not be less than two.
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The names and addresses of the members of the initial board of directors to serve until the first annual meeting of shareholders and until their successors are elected and shall qualify are as follows:

Name                            Address

Arnold S. Grundvig              2135 Castle Hill Ave.
                                Sale Lake City, UT 84121

James McCarthy                  3006 Highland Drive Ste. 206
                                Salt Lake City, UT 84106


                                  ARTICLE XIV

                              COMMENCING BUSINESS

The Corporation will not commence business until consideration of the value of at least $1,000 has been received for the issuance of shares.

                                   ARTICLE XV

           ADOPTION OF RESTATED AND AMENDED ARTICLES OF INCORPORATION

The foregoing Restated and Amended Articles of Incorporation were adopted by the shareholders of the Corporation on October 31, 1994, pursuant to section 78,380 et. seq. of the Nevada Revised Statutes. The Corporation has only one class of shares issued and outstanding, that being common stock. The number of the shares of common stock issued and outstanding and entitled to vote on the above date was 608,000. The number of shares voted in favor of adoption of the Restated and Amended Articles of Incorporation was 506,000, which was a majority of such shares; no shares were voted against such adoption.

We the undersigned, being the president and the secretary of the Corporation, hereinabove named, do make and file these Restated and Amended Articles of Incorporation, hereby certifying that the facts herein are true. We verify that we have been duly authorized by the board of directors of the Corporation to make and file these Restated and Amended Articles of Incorporation.

Dated this 31st day of October, 1994.

/s/ Al Tarallo
---------------------
Al Tarallo, President
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STATE OF FLORIDA           )
                          :ss
COUNTY OF PALM BEACH       )


The undersigned Notary Public certifies, deposes, and states that on this 1 day of November, 1994, Al Tarallo and Agnes Tarallo personally appeared before me and executed the foregoing document.

WITNESS MY HAND AND OFFICIAL SEAL.



/s/ Kathleen M. Lewis   Notary Public
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My commission expires: